SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 10, 2006

PHARMOS CORPORATION

(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

99 Wood Avenue South, Suite 311, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2006, Pharmos Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger dated as of March 14, 2006 (the “Merger Agreement”) with Vela Pharmaceuticals Inc., a Delaware corporation and Vela Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company. The Amendment amends Section 9.4 (Satisfaction of Conditions Precedent) and Section 14 (Termination; Liabilities Consequent Thereon) of the Merger Agreement, such that all references in such sections to August 31, 2006 are replaced with references to September 14, 2006. The form of the Amendment is attached hereto as exhibit 2.1.

Item 2.02 Results of Operations and Financial Condition.

On August 10, 2006, the Company issued the press release attached hereto as exhibit 99.1 which reported the Company’s results for the second quarter ended June 30, 2006.

Item 8.01 Other Events.

On August 10, 2006, the Company issued the press release attached hereto as exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits

2.1.        Amendment to Agreement and Plan of Merger by among Pharmos Corporation, Vela Acquisition Corporation and Vela Pharmaceuticals Inc. dated August 10, 2006.

99.1	Press release of Pharmos Corporation, dated August 10, 2006.

99.2	Press release of Pharmos Corporation, dated August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of August, 2006.

PHARMOS CORPORATION

By:	/s/ James A. Meer
Name:	James A. Meer
Title:	Senior Vice President and Chief Financial Officer

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